UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 2, 2005

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2005, Lockheed Martin Corporation (“Lockheed Martin”) and The Boeing Company (“Boeing”) entered into a Joint Venture Master Agreement (the “Master Agreement”) pursuant to which Lockheed Martin and Boeing agreed to form a joint venture that will own and operate their U.S. Government expendable launch businesses, including the Lockheed Martin Atlas and Boeing Delta rockets. Pursuant to the Master Agreement, each of Lockheed Martin and Boeing agreed to contribute certain assets and liabilities related to their respective businesses of designing, developing and manufacturing expendable launch vehicle (“ELV”) systems for, and providing launch services using such ELV systems to, the U.S. Government, in exchange for a 50% ownership interest in a Delaware limited liability company to be formed (the “Company”). Under the terms of the Master Agreement, Lockheed Martin and Boeing have agreed to support the Company’s initial working capital needs. Both Lockheed Martin and Boeing plan to account for the ownership interest in the Company using the equity method of accounting.

Lockheed Martin’s International Launch Services (including Proton) and Boeing Launch Services (including Sea Launch) are not included in the joint venture. Each of Lockheed Martin and Boeing will continue to provide launch services to commercial customers outside the joint venture. At the Closing, the Company will enter into agreements granting exclusive rights to International Launch Services and Boeing Launch Services to market Atlas and Delta launch services, respectively, to commercial customers for a period of ten years.

The contributions of each party will be subject to adjustment based on the net working capital of each of the ELV businesses as of the closing. Neither member’s percentage ownership in the Company will change as a result of the adjustment.

The Master Agreement provides that each of Lockheed Martin and Boeing will enter into various agreements with the Company at the closing of the transaction, including long-term supply agreements, transition services agreements, and various real property leases and subleases. The Master Agreement includes a non-competition provision which generally prohibits Lockheed Martin and Boeing from providing expendable launch vehicle and related launch services to the U.S. Government for 7 1/2 years after the closing date and from designing or developing competitive launch vehicles for the U.S. Government for 5 years after the closing date, in each case subject to various exceptions. The Master Agreement also contains provisions restricting each of Lockheed Martin, Boeing and the Company from soliciting or hiring certain employees of the others. Until the closing, Lockheed Martin and Boeing will continue to operate their respective ELV businesses independently.

The Master Agreement provides that Lockheed Martin and Boeing will promptly request an order from the U.S. District Court suspending all activity in the pending civil litigation between them related to a previous competition for launches under the Air Force Evolved ELV program. As of the closing of the transactions contemplated by the Master Agreement, the parties will enter into a final settlement agreement and will dismiss all pending claims in the civil proceeding.

The obligations of each of Lockheed Martin and Boeing to complete the transactions contemplated by the Master Agreement are subject to several conditions, including:

•	the expiration or termination of the Hart-Scott-Rodino Act waiting period and receipt of other regulatory approvals in the United States and internationally;

•	the accuracy of representations and warranties made by Lockheed Martin, Boeing and the Company and their compliance with their respective covenants;

•	the entry by Lockheed Martin, Boeing and the Company into one or more advance agreements with the appropriate governmental authorities concerning matters relating to the formation of the Company and the concept of its operations;

•	none of Lockheed Martin, Boeing or the Company having received an official written notice from the U.S. Department of Defense or NASA that it objects to or intends to seek to prevent completion of the transaction; and

•	the Company’s entering into certain financing arrangements.

The Master Agreement may be terminated prior to the closing of the transaction by either Lockheed Martin or Boeing:

•	upon mutual written agreement;

•	if the closing has not been consummated by March 31, 2006, other than as a result of a breach of the Master Agreement by the terminating party;

•	if the consummation of the transaction is prohibited by applicable law;

•	if in the event of a breach by the other of a representation, warranty, covenant or agreement under the Master Agreement where the effect of the breach prevents a closing condition from being satisfied and such breach is not cured within 30 days after notice of the breach; or

•	if the closing has not been consummated by March 31, 2006 and either the stay of the civil proceeding between Lockheed Martin and Boeing has been lifted, or a repleaded complaint has been filed in the civil proceeding.

Effective as of the closing, each of Lockheed Martin and Boeing has agreed, subject to certain limitations, to indemnify the other and the Company against certain damages arising out of its breach of representations and warranties or covenants, and for certain liabilities retained by each.

The Company’s day-to-day operations will be managed by an executive management team from both members. Mike Gass, Vice President and General Manager of Lockheed Martin Space Transportation, has been designated to serve as the Company’s President and Chief Executive Officer. Dan Collins, Vice President of Boeing Expendable Launch Systems, has been designated to serve as Chief Operating Officer. These managers will report to a six-member board of directors, with each member appointing three directors.

Item 7.01. Regulation FD Disclosure.

A copy of the joint press release of Boeing and Lockheed Martin announcing the transaction is furnished as Exhibit 99 to this report.

Item 8.01. Other Events.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99	The Boeing Company and Lockheed Martin Corporation joint press release, dated May 2, 2005, announcing formation of the United Launch Alliance joint venture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Associate General Counsel

May 3, 2005

EXHIBIT INDEX

Exhibit Number	Description
99	The Boeing Company and Lockheed Martin Corporation joint press release, dated May 2, 2005, announcing formation of the United Launch Alliance joint venture